UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2004

FOG CUTTER CAPITAL GROUP INC.

(Exact name of registrant as specified in its charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1410 SW Jefferson Street, Portland, OR 97201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Item 5.                                                           Other Events and Required FD Disclosure

On July 20, 2004, Nasdaq notified Fog Cutter Capital Group Inc. of a staff determination to de-list the Corporation from the Nasdaq Stock Market, effective July 29, 2004 based on Nasdaq Rules 4300 and 4330(a)(3). Fog Cutter has requested an oral hearing by a Listing Qualifications Panel to review the staff’s determination. The Corporation will continue to be listed on the Nasdaq Stock Market while the Listing Qualification Panel’s decision is pending.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                        Exhibits.

Exhibit 99.1  Press release dated July 20, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOG CUTTER CAPITAL GROUP INC.

Date: August 13, 2004	By:	/s/ R. Scott Stevenson
		Name:	R. Scott Stevenson
		Title:	Chief Financial Officer